UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 13, 2022 (May 12, 2022)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2022, the Articles of Association of Transocean Ltd. (the “Company”) were amended (as amended, the “Articles of Association”) to reflect the approval by our shareholders at the Company’s 2022 Annual General Meeting of Shareholders held on May 12, 2022 (the “AGM”) in Steinhausen (Zug), Switzerland, of the proposal to renew the total number of the Company’s shares, par value CHF 0.10 per share, that may be issued using the Company’s authorized share capital, which is limited to a maximum of 150,848,756 Shares, representing approximately 20% of the Company’s issued Shares as of March 25, 2022, for a two-year period ending on May 12, 2024.

The foregoing description of the Articles of Association does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Association, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

At the Company’s AGM, the Company’s shareholders took action on the following matters:

1.    Proposal regarding the approval of the 2021 Annual Report, including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2021 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2021.

For	Against	Abstain
455,703,188	3,845,195	6,567,006

This item was approved.

2.    Proposal regarding the discharge of the Members of the Board of Directors and the Executive Management Team from liability for activities during Fiscal Year 2021.

For	Against	Abstain	Broker Non-Votes
282,144,947	7,307,866	54,635,218	122,027,358

This item was approved.

3.    Proposal regarding the Appropriation of the Accumulated Loss for Fiscal Year 2021.

For	Against	Abstain
449,272,523	9,025,970	7,816,896

This item was approved.

4.    Proposal regarding renewal of shares authorized for issuance.

For	Against	Abstain
365,503,413	92,902,972	7,709,004

This item was approved.

5.    Proposals regarding the election of 11 directors for a term extending until completion of the next Annual General Meeting.

Name of Nominee for Director	For	Against	Abstain	Broker Non-Votes
Glyn A. Barker	319,843,936	17,926,683	6,317,412	122,027,358
Vanessa C.L. Chang	333,211,087	4,581,796	6,295,148	122,027,358
Frederico F. Curado	330,325,374	7,403,395	6,359,262	122,027,358
Chadwick C. Deaton	333,650,926	4,099,722	6,337,383	122,027,358
Vincent J. Intrieri	326,813,900	10,883,918	6,390,213	122,027,358
Samuel J. Merksamer	333,506,807	4,251,232	6,329,992	122,027,358
Frederik W. Mohn	333,915,597	3,862,273	6,310,161	122,027,358
Edward R. Muller	329,131,592	8,621,950	6,334,489	122,027,358
Margareth Øvrum	333,077,439	4,737,934	6,272,658	122,027,358
Diane de Saint Vincent	333,650,599	4,188,276	6,249,156	122,027,358
Jeremy D. Thigpen	331,520,016	4,338,362	8,229,653	122,027,358

Each of the 11 persons listed above was duly elected as a director of the Company to hold office until the completion of the 2023 Annual General Meeting of Shareholders.

6.    Proposal regarding the election of the Chair of the Board of Directors for a term extending until completion of the next Annual General Meeting.

Name of Chair Nominee	For	Against	Abstain	Broker Non-Votes
Chadwick C. Deaton	333,491,554	4,250,247	6,346,230	122,027,358

Chadwick C. Deaton was elected Chair of the Board of Directors of the Company to hold office until the completion of the 2023 Annual General Meeting of Shareholders.

7.    Proposal regarding the election of the members of the Compensation Committee, each for a term extending until completion of the next Annual General Meeting.

Name of Compensation Committee Nominee	For	Against	Abstain	Broker Non-Votes
Glyn A. Barker	329,133,467	8,566,370	6,388,194	122,027,358
Vanessa C.L. Chang	332,326,903	5,456,510	6,304,618	122,027,358
Samuel J. Merksamer	332,630,032	5,130,344	6,327,655	122,027,358

Each of the three persons listed above was duly elected to serve as a member of the Compensation Committee of the Company to hold office until completion of the 2023 Annual General Meeting of Shareholders.

8.     Proposal regarding the reelection of the independent proxy for a term extending until completion of the next Annual General Meeting.

For	Against	Abstain
450,603,422	7,418,122	8,093,845

This item was approved.

9.    Proposal regarding the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2022 and reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a further one-year term.

For	Against	Abstain
452,105,954	8,014,844	5,994,591

This item was approved.

10.    Proposal regarding the advisory vote to approve Named Executive Officer compensation.

For	Against	Abstain	Broker Non-Votes
327,911,230	9,816,402	6,360,399	122,027,358

This item was approved.

11.    (a) Proposal regarding ratification of the maximum aggregate amount of compensation of the Board of Directors for the period between the 2022 Annual General Meeting and the 2023 Annual General Meeting.

For	Against	Abstain	Broker Non-Votes
330,781,323	6,871,053	6,435,655	122,027,358

This item was approved.

11.    (b) Proposal regarding the ratification of the maximum aggregate amount of compensation of the Executive Management Team for Fiscal Year 2023.

For	Against	Abstain	Broker Non-Votes
328,300,686	9,334,223	6,453,122	122,027,358

This item was approved.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

3.1	Articles of Association of Transocean Ltd.
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 13, 2022	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person